UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013 (May 22, 2013)

CVR PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35120	56-2677689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 22, 2013, CVR Partners, LP (the “Partnership”) entered into an Underwriting Agreement by and among the Partnership, Coffeyville Resources, LLC (“CRLLC”), Coffeyville Resources Nitrogen Fertilizers, LLC (“CRNF”), and CVR GP, LLC (“CVR GP”), and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Jefferies LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named therein (collectively, the “Underwriters”). The Underwriting Agreement provides for the offer and sale (the “Offering”) by CRLLC, as selling unitholder, of 12,000,000 common units representing limited partner interests in the Partnership (the “Common Units”) at a public offering price of $25.15 per Common Unit. Pursuant to the Underwriting Agreement, CRLLC also granted the Underwriters a 30-day option to purchase up to an additional 1,800,000 Common Units. The Partnership has not received and will not receive any of the proceeds from the Offering and the number of Common Units outstanding will remain unchanged.

The material terms of the Offering are described in the prospectus, dated May 22, 2013 (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on May 23, 2013, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-183390), filed by the Partnership on August 17, 2012.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Partnership, CRLLC, CVR GP and CRNF have agreed to jointly and severally indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

In connection with the Offering, Vinson & Elkins L.L.P. issued an opinion as to certain tax matters with respect to the Offering, which opinion is filed as Exhibit 8.1 to this Current Report.

Relationships

Each of the Partnership, CRLLC, CVR GP and CRNF (each, a “CVR Party”) is a direct or indirect subsidiary of CVR Energy, Inc. (“CVR”). Upon the closing of the Offering for the initial 12,000,000 Common Units, CRLLC owns approximately 53% of the Partnership’s Common Units. CRLLC is a wholly-owned subsidiary of CVR. The Partnership’s general partner, CVR GP, is a wholly-owned subsidiary of CRLLC. CRNF is a wholly-owned subsidiary of the Partnership. As a result, certain individuals, including officers and directors of CVR, serve as officers and/or directors of more than one of such other CVR Party.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other services for the Partnership and its affiliates, for which they received or will receive customary fees and expenses.

Item 7.01.	Regulation FD Disclosure

On May 28, 2013, the Partnership issued a press release announcing the closing of the Offering. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated May 22, 2013, among Coffeyville Resources, LLC, CVR Partners, LP, Coffeyville Resources Nitrogen Fertilizers, LLC, and CVR GP, LLC, and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Jefferies LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named therein.

8.1	Opinion of Vinson & Elkins L.L.P. with respect to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1).

99.1	Press release announcing the closing of the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2013

CVR PARTNERS, LP

By:	CVR GP, LLC, its general partner

By:	/s/ Susan M. Ball
Susan M. Ball
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 22, 2013, among Coffeyville Resources, LLC, CVR Partners, LP, Coffeyville Resources Nitrogen Fertilizers, LLC, and CVR GP, LLC, and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Jefferies LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named therein.

8.1	Opinion of Vinson & Elkins L.L.P. with respect to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1).

99.1	Press release announcing the closing of the Offering.